FORM OF

                          NEUBERGER BERMAN INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN INCOME FUNDS


Lehman Brothers Core Bond Fund

National Municipal Money Fund

New York Municipal Money Fund

Tax-Free Money Fund



Date:


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                                     FORM OF

                          NEUBERGER BERMAN INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE B

                              RATE OF COMPENSATION


FUND                                          RATE OF COMPENSATION BASED ON EACH
                                              FUND'S AVERAGE DAILY NET ASSETS

Lehman Brothers Core Bond Fund                0.15%

National Municipal Money Fund                 [___%]

New York Municipal Money Fund                 [___%]

Tax-Free Money Fund                           [___%]






Date:


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